EXHIBIT 10.28                    AMENDMENT NO.4
                                       TO
                                CREDIT AGREEMENT


          AMENDMENT NO. 4 dated as of March 30, 1998 by and among Johnston Industries, Inc., a Delaware corporation ("Johnston"), Johnston Industries Alabama, Inc., and Alabama corporation formerly known as Opp and Micolas Mills, Inc. ("Johnston Alabama"), J.I. Georgia, a Georgia corporation formerly known as T.J. Beall Company ("JIG") and Johnston Industries Composite Reinforcements, Inc., an Alabama corporation ("JICR", and collectively with Johnston, Johnston Alabama and JIG, the "Borrowers" and each individually a "Borrower"), NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, the successor by merger to The Chase Manhattan Bank, N.A., as Agent for the banks ("Banks") named in the Credit Agreement dated as of March 28, 1996 among Johnston, Wellington Sears Company ("Wellington"), Southern Phenix Textiles, Inc. ("Phenix"), Opp and Micolas Mills, Inc. ("Opp"), T.J. Beall Company ("TJB") and JICR, the banks named therein, The Chase Manhattan Bank, N.A., as Administrative Agent, Chase Securities, Inc. as the Arranger, and NationsBank, N.A. as Syndication Agent, as amended by Amendment No. 1 to the Credit Agreement dated as of June 28, 1996, Amendment No. 2 dated as of February 28, 1997 and Amendment No. 3 dated as of December 18, 1997 (the "Credit Agreement"). All capitalized terms used, but not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

                              W I T N E S S E T H
                              -------------------

          WHEREAS, pursuant to the Credit Agreement, the Banks named therein made Revolving Credit Loans, Term Loans A and Term Loans B to Johnston, Wellington, Phenix, Opp, TJB and JICR, jointly and severally, in the aggregate principally amounts of $80,000,000, $40,000,000, and $40,000,000, respectively;
and

          WHEREAS, the Borrowers have requested, and the Banks have agreed, subject to the terms and conditions hereinafter set forth, to (i) amend certain provisions of the Credit Agreement and (ii) modify certain of the Borrower's covenants set forth in the Credit Agreement, and the Borrowers further wish to confirm and reaffirm their joint and several obligations under the Credit Agreement as amended hereby.

          NOW THEREFORE, each Bank, the Agent, the Syndication Agent and each Borrower, on a joint and several basis, hereby agree as follows:

          1. Amendment to Definitions. Section 1.01 of the Credit Agreement is amended hereby as follows:

          a. The definition of "Capital Expenditures" is hereby amended by inserting the phrase "and Operating Leases" after the words "Capital Leases" in the fifth line thereof.

          b. The definition of "Applicable Margin" is hereby amended to (i) delete the first paragraph thereof up to ending before the table contained in said definition in its entirety and substitute it with the following:

          "Applicable Margin" shall mean (i) with respect to the Revolving Credit Loans and Term Loans A, the amount calculated by reference to the Debt Ratio as at the last day of the most recently ended fiscal quarter of Johnston ("Testing Date"), which if such Debt Ratio falls within any of the ranges set forth below, then the "Applicable Margin" shall be the respective basis points set forth opposite such range in the table below during the period commencing on the Margin Change Date (as defined below) for such Testing Date to, but not including the Margin Change Date for the next succeeding testing date:",

(ii) delete the table contained in said definition in its entirety and substitute it with the following:



                                                  REVOLVER                     TERM LOAN A
                                                  --------                     -----------
         DEBT RATIO                         LIBOR          BASE RATE      LIBOR          BASE RATE
         ----------                         -----          ---------      -----          ---------
Less than or equal to 2.00:1                150.00 bp       25.00 bp      200.00 bp       50.00 bp

Greater than 2.00:1 but less than           175.00 bp       25.00 bp      225.00 bp       50.00 bp
or equal to 2.75:1

Greater than 2.75:1 but less than           200.00 bp       50.00 bp      250.00 bp       75.00 bp
or equal to 3.50:1

Greater than 3.50:1 but less than           250.00 bp      100.00 bp      300.00 bp      125.00 bp
or equal to 4.25:1

Greater than 4.25:1                         300.00 bp      150.00 bp      350.00 bp      175.00 bp


and (iii) delete clause (2) thereof in its entirety and replace it with the following:

     "[2] with respect to Term Loan B: (a) if such Loan is a Eurodollar Loan, four hundred (400) basis points (4.00%), and (b) if such Loan is a Base Rate Loan, two hundred twenty-five (225) basis points (2.25%)."

     The Borrowers agree that the foregoing rate increases shall become effective on April 5, 1998 and that all outstanding Debt of the Borrowers under the Credit Agreement and the Notes shall be subject to the repricing set forth herein on April 5, 1998, notwithstanding anything to the contrary contained in the Credit Agreement.

     c. The definition of "Revolving Credit Termination Date" is hereby amended by deleting said definition in its entirety and substituting it with the following:

          "'Revolving Credit Termination Date' means July 1, 2000."

     d. The definition of "Term Loan A Termination Date" is hereby amended by deleting said definition in its entirety and substituting it with the following:

          "'Term Loan A Termination Date' means July 1, 2000."

     e. The definition of "Term Loan B Termination Date" is hereby amended by deleting said definition in its entirety and substituting it with the following:

          "'Term Loan B Termination Date' means July 1, 2000."

     f. The definition of "Interest Payment Date" is hereby amended by deleting clause (ii) thereof in its entirety and substituting it with the following:

          "(ii) with respect to each Base Rate Loan, April 4, 1998 and the last day of each consecutive fiscal quarter of Johnston (as set forth on Schedule 1.01 attached hereto) thereafter."

          2. Amendment to Section 1.04 - Payments on a Day Other than a Business Day. Section 1.04 of the Credit Agreement is hereby amended by deleting all language contained in the parenthetical after the word "Day" in the last three lines of said Section.

          3. Amendment to Section 2.01(b) - Repayment of Term Loans. Section 2.01(b) of the Credit Agreement is hereby amended by deleting the second sentence and table of said Section in their entirety and substituting them with the following:

          "The Term Loans shall be repaid in quarterly installments set forth below commencing on April 4, 1998 until and including the Term Loan A Termination Date and Term Loan B Termination Date, respectively, such that on the last Business Day of each fiscal quarter of Johnston, each Bank shall be paid an amount equal to such Bank's pro rata share of the quarterly installment amounts set forth below for Term Loan A or Term Loan B, as the case may be (calculated based on each Bank's Term Loan Percentage):"

                       TERM LOAN A           TERM LOAN B
                       -----------           -----------

April 4, 1998          $   470,000           $    30,000

July 4, 1998           $   480,000           $    20,000

October 3, 1998        $   480,000           $    20,000

January 2, 1999        $   960,000           $    40,000

April 3, 1999          $ 2,000,000           $   125,000

July 3, 1999           $ 2,000,000           $   125,000

October 2, 1999        $ 2,500,000           $   125,000

January 1, 2000        $ 2,500,000           $   125,000

April 1, 2000          $ 2,500,000           $   125,000

July 1, 2000           $15,413,162.82        $32,798,257.38

          4.    Amendment to Section 6.01 -- Representations and Warranties.
Section 6.01 is hereby amended by adding a new subsection thereto to read in its entirety as follows:

     "(v) Year 2000. Substantially all of the reprogramming required to permit the proper functioning, in and following the year 2000, of
                     (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrowers' systems interface) and the testing of all such systems and equipment, as so programmed, will be completed by June 30, 1999. The cost to the Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their business without Material Adverse Effect."


          5.    Amendment to Section 7.02 -- Negative Covenants. Section 7.02
(e) is hereby amended by deleting said paragraph in its entirety and substituting it with the following:

          "(e)    Leases. Create, incur, assume or suffer to exist, or permit any Consolidated Entity to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases (inclusive of Capital Leases and Operating Leases) existing on the date of this Agreement and any extensions or renewals thereof; (ii) leases (other than Capital Leases) which do not in the aggregate require the Consolidated Entities, on a consolidated basis, to make payments (including taxes, insurance, maintenance and similar expenses required under the terms of any lease (but excluding down payments made in connection with

Operating Leases subsequently refunded and not exceeding, in the aggregate, the amount of $3,000,000) in the fiscal year ending January 2, 1999 and for all fiscal years thereafter in excess of $4,500,000; (iii) Capital Leases permitted by Section 7.02(a); and (iv) Capital Leases and Operating Leases entered into by a Consolidated Entity after the date hereof pursuant to and permitted by Section 7.03(b)."

          Section 7.02(p) is amended by deleting the name "Gerald Andrews" from the first sentence thereof and inserting "Clark Ogle" in substitution therefor.

          6. Amendment to Section 7.03 - Financial Covenants. Section 7.03 of the Credit Agreement is hereby amended to delete the paragraphs set forth below in their entirety and to substitute said paragraphs with the following:

     "(a) Total Loan Commitment. Permit the Total Loan Commitment at any one time outstanding under this Agreement to exceed $142,336,000 for the fiscal quarter of Johnston ending April 3, 1998, $141,836,000 for the fiscal quarter ending July 4, 1998, $141,336,000 for the fiscal quarter ending October 3, 1998, $140,500,000 for the fiscal quarter ending January 2, 1999, $138,375,000 for the fiscal quarter ending April 3, 1999, $136,250,000 for the fiscal quarter ending July 3, 1999, $133,625,000 for the fiscal quarter ending October 2, 1999, $131,000,000 for the fiscal quarter ending January 1, 2000 and $128,375 for the fiscal quarter ending April 1, 2000 and for all times thereafter."

     "(b) Capital Expenditures. Permit Consolidated Capital Expenditures to exceed (i) $17,500,000 for the fiscal year ending January 2, 1999, provided that (A) Consolidated Capital Expenditures consisting of direct cash purchases or related disbursements during such fiscal year shall not exceed $11,500,000 in the aggregate (excluding, however, down payments made in connection with Operating Leases subsequently refunded and not exceeding, in the aggregate, the amount of $3,000,000); (B) Consolidated Capital Expenditures for and/or incurred with respect to Capital Leases during such fiscal year shall not exceed $10,000,000 in the aggregate, and
     (C) the computation of Consolidated Capital Expenditures for and/or incurred with respect to Operating Leases during such fiscal year shall include the notional value of equipment leased pursuant to such Operating Leases during such fiscal year; and (ii) $20,000,000 for the fiscal year ending January 1, 2000 and each fiscal year thereafter, of which no more than $8,500,000 may be committed for expenditure but not expended during the period from January 3, 1999 through January 1, 2000.

     "(d) Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth, as determined at the end of each fiscal quarter, to be less than the amount set forth opposite such period:


           PERIOD:                                     AMOUNT:
           -------                                     -------
     01/04/98 - 04/04/98                             $36,500,000
     04/05/98 - 07/14/98                             $35,550,000
     07/15/98 - 10/03/98                             $35,300,000
     10/04/98 - 01/02/99                            $36,750,000
     As of 01/03/99 and at all times thereafter      $70,000,000"

     "(e) Leverage Ratio. Permit the Leverage Ratio, as determined at the end of each fiscal quarter, to be greater than the ratio set forth opposite the following periods:


           PERIOD:                                      AMOUNT:
           -------                                      -------
     01/04/98 - 04/04/98                               4.00:1.00
     04/05/98 - 07/04/98                               4.00:1.00
     07/05/98 - 10/03/98                               4.00:1.00
     10/04/98 - 01/02/99                               3.75:1.00
     As of 01/03/99 and at all times thereafter        2.00:1.00"

     "(g) Interest Coverage Ratio. Permit its Interest Coverage Ratio, as determined at the end of each fiscal quarter, to be less than the ratio set forth opposite the following periods:



       PERIOD:                                        RATIO:
       -------                                        ------
01/04/98 - 04/04/98                                  0.39:1.00
04/05/98 - 07/04/98                                  0.32:1.00
07/05/98 - 10/03/98                                  0.67:1.00
10/04/98 - 01/02/99                                  0.90:1.00
As of 01/03/99 and at all times thereafter           3.00:1.00"


     "(h) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as determined at the end of each fiscal quarter, to be less than the ratio set forth opposite the following periods:


       PERIOD:                                        RATIO:
       -------                                        ------
01/04/98 - 04/04/98                                  0.68:1.00
04/05/98 - 07/04/98                                  0.68:1.00
07/05/98 - 10/03/98                                  0.73:1.00
10/04/98 - 01/02/99                                  0.90:1.00
As of 01/03/99 and at all times thereafter           1.50:1.00"


     "(i) Debt Ratio. Permit the Debt Ratio, as determined at the end of each fiscal quarter, to be greater than the ratio set forth opposite the following periods:


       PERIOD:                                        RATIO:
       -------                                        ------
01/04/98 - 04/04/98                                  5.30:1.00
04/05/98 - 07/04/98                                  5.30:1.00
07/05/98 - 10/03/98                                  4.45:1.00
10/04/98 - 01/02/99                                  4.15:1.00
As of 01/03/99 and at all times thereafter           3.00:1.00"


For the purpose of calculating Consolidated EBIT during the period commencing on the third fiscal quarter in fiscal year 1997 of the Consolidated Entities through and including the first fiscal quarter of the Consolidated Entities in the fiscal year 1998, amounts designated by the Consolidated Entities in its Financial Statements as "restructuring and impairment charges" incurred or arising during fiscal year ended 1997 and the fiscal quarter ended January 4, 1998, in an aggregate amount not in excess of $7,328,000, shall be added back to the computation of Consolidated EBIT for said periods only.

          7. Collateral Monitoring Arrangement. Borrowers agree that a collateral monitoring arrangement, which shall be established and implemented on the basis of a full dominion and control asset-based structure and on terms and conditions approved in advance by the Required Banks (including, without limitation, the selection of a collateral monitoring agent), shall be operational and fully documented on or before May 31, 1998. The Borrowers further agree that any such arrangement shall include cash management/lock-box account and related agreements in form and substance reasonably acceptable to the Required Banks.

          8. Representations, Warranties and Covenants of the Borrowers. Each Borrower hereby represents and warrants to each Bank that on and as of the date hereof (i) the representations and warranties of the Borrowers contained in the Credit Agreement and any other Loan Document delivered in connection therewith to which it is a party (or to which its predecessor by merger or name change is a party) are true and correct and apply to the Borrowers hereto with the same force and effect as though made on and as of the date hereof and regardless of the mergers and name change described in the recitals above, (ii) the Borrowers are in compliance with all covenants contained in the Credit Agreement (as amended hereby), and (iii) no Default or Event of Default has occurred and is continuing under the Credit Agreement (as amended hereby) or any other Loan Document delivered in connection therewith to which it is a party (or to which its predecessor by merger or name change is a party), after giving effect to this Amendment. To the extent any claim or off-set may exist as of the date hereof, each Borrower, on behalf of itself and its successors and assigns, hereby forever and irrevocably (a) releases each Bank, the Agent and the Syndication Agent and their respective officers, representatives, agents, attorneys, employees, successors and assigns (collectively, the "Released Parties"), from any and all claims, demands, damages, suits, cross-complaints and causes of action of any kind and nature whatsoever, whether known or unknown and wherever and however arising, and (b) waives any right of off-set such Borrower may have against any of the Released Parties.

          9. Amendment Fee. Borrowers agree to pay the Agent, for the benefit of each Bank, a fee equal to 1/4 of 1% of the Revolving Credit Commitment plus 1/4 of 1% of the Term Loan A Commitment and the Term Loan B Commitment respectively outstanding as of the date hereof ("Amendment Fee"), together with the costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Agent for the preparation, negotiation and delivery of this Amendment, in consideration for the Banks' agreement to enter into this Amendment, payable as follows: one-half of the Amendment Fee shall be due and payable upon execution of this Amendment and the remaining half of the Amendment Fee shall be due and payable upon the earlier to occur of (x) July 31, 1998, and
(y) the date on which all of the Borrowers' payments under the Credit Agreement and Loan Documents have been made in full and all of the Borrowers' other obligations thereunder have been fully paid and discharged to the satisfaction of the Banks.

          10. Restructuring Fees. In further consideration of the Banks' willingness to enter into this Amendment and the arrangements contemplated hereby, Borrowers agree to pay the Agent, for the benefit of each Bank, on October 31, 1998 a fee of $100,000.

          11. Payment of Fees. The Amendment Fee and Restructuring Fees described in Sections 9 and 10 herein shall be paid to the Agent, for the account of each Bank pro rata in accordance with their respective percentage share of the Commitment outstanding at the time of payment.

          12. Credit Agreement in Full Force and Effect. Except as expressly modified hereby, the Credit Agreement shall remain unchanged and in full force and effect as executed and each Borrower hereby confirms and reaffirms all of the terms and conditions of the Credit Agreement.

          13. Entire Understanding. The Credit Agreement and this Amendment contain the entire understanding of and supersede all prior agreements, written and verbal, among the Banks, the Administrative Agent, the Syndication Agent and the Borrowers with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.

          14. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws principles.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE BORROWERS:


JOHNSTON INDUSTRIES, INC.                     JOHNSTON INDUSTRIES ALABAMA, INC.

By:      /s/ JAMES J. MURRAY                  By:      /s/ JAMES J. MURRAY
         ---------------------------                   ------------------------
Name:    James J. Murray                      Name:    James J. Murray
Title:   Executive Vice President &           Title:   Vice President
         Chief Executive Officer



J.I. GEORGIA, INC.                            JOHNSTON INDUSTRIES COMPOSITE
                                              REINFORCEMENTS, INC.
By:      /s/ JAMES J. MURRAY                  By:     /s/ JAMES J. MURRAY
         ---------------------------                  ------------------------
Name:    James J. Murray                      Name:   James J. Murray
Title:   Vice President                       Title:  Vice President



THE ADMINISTRATIVE AGENT:


THE CHASE MANHATTAN BANK

By:      /s/ SUSAN H. ATHA
         ---------------------------
Name:    Susan H. Atha
Title:   Vice President


THE SYNDICATION AGENT:


NATIONSBANK, N.A.

By:     /s/ E. Phifer Helms
        ---------------------------
Name:   E. Phifer Helms
Title:  Senior Vice President


THE BANKS:

THE CHASE MANHATTAN BANK                                        NATIONSBANK, N.A.

By: /s/ SUSAN H. ATHA                                           By: /s/ E. PHIFER HELMS
   -----------------------------------------                        -----------------------------------------
Name:   Susan H. Atha                                           Name:   E. Phifer Helms
Title:  Vice President                                          Title:  Senior Vice-President


REGIONS BANK                                                    COMERICA BANK

By: /s/ MARK BURR                                               By:
   -----------------------------------------                        -----------------------------------------
Name:   Mark Burr                                               Name:
Title:  VP -- Nat'l Accts Division                              Title:


VAN KAMPEN AMERICAN CAPITAL                                     CORESTATES BANK, N.A.
PRIME RATE INCOME TRUST

By:                                                             By:
   -----------------------------------------                        -----------------------------------------
Name:                                                           Name:
Title:                                                          Title:



WACHOVIA BANK OF GEORGIA, N.A.                                  THE SUMITOMO BANK, LTD.

By:                                                             By:
   -----------------------------------------                        -----------------------------------------
Name:                                                           Name:
Title:                                                          Title:


                                                                By:
                                                                    -----------------------------------------
                                                                Name:
                                                                Title:

                                 Schedule 1.01

                SCHEDULE OF JOHNSTON'S FISCAL QUARTER-END DATES



                    1ST QUARTER              2ND QUARTER              3RD QUARTER              4TH QUARTER

FISCAL YEAR         April 4, 1998            July 4, 1998             October 3, 1998          January 2, 1999
1998

FISCAL YEAR         April 3, 1999            July 3, 1999             October 2, 1999          January 1, 2000
1999

FISCAL YEAR         April 1, 2000            July 1, 2000
2000
